Exhibit 10.4

English Translation

CALL OPTION AGREEMENT

THIS CALL OPTION AGREEMENT (this “Agreement”) is entered into on the December 31, 2013 in Zhuji City, Zhejiang, the PRC by and between the following parties:

Party A: Zhejiang Hailiang Education Consulting and Services Co., Ltd.

Residential Address: Xilin Road, Diankou Town, Zhuji City, Zhejiang

Legal representative: Feng Hailiang

Party B: Zhejiang Hailiang Education Investment Co., Ltd.

Residential Address: Room 505, Hailiang Business Hotel, Diankou Town, Zhuji City, Zhejiang;

Legal representative: Feng Hailiang

Party C (shareholder of Party B): Feng Hailiang

Identity Card No.:

Residential Address: No.382, Jiefang Road, Diankou Town, Zhuji City, Zhejiang.

Party A, Party B and Party C are collectively referred to as the “Parties”.

WHEREAS,

1.	Party A is a wholly foreign owned enterprise duly organized and existing under the laws of the People’s Republic of China (“PRC”), mainly engaged in consulting and service of education management, development of educational software and electronic products, business consulting; laboratory lease, and education logistics management; Party B is mainly engaged in educational investment and other relevant business via its affiliated entities; a Consulting Services Agreement (“Service Agreement”) concerning related business is entered into on December 31, 2013 between Party A and Party B.

2.	Party C is the shareholder of Party B, who validly holds the 100% of the equities of Party B (hereinafter referred to as the “Equities”).

The Parties hereto shall abide by the terms and conditions hereunder:

1	Call and Put Options

1.1	Grant

Party C hereby grants Party A or the designated person of Party A (hereinafter referred to as “Designee”) an irrevocable call option to be exercised in certain cases, including but not limited to the cancellation of the Consulting Services Agreement, the Call Option Agreement, the Loan Agreement, the Equity Pledge Agreement and the Power of Attorney by Party A, Party B or Party C dissolving, or the bankruptcy, liquidation, or dissolution of Hailiang Investment. To the extent permitted by the laws of PRC, the person exercising the option has right to purchase all or part of the Equities (the “Option”) in accordance with steps set out by Party A and at the price stipulated in Section 1.3 hereof. The Option shall be exercised only by Party A or the Designee, any third party shall not be granted such Option. Party B acknowledges that the Option shall be granted to Party A or the Designee by Party C. The term “Designee” used herein shall include any natural person, corporation, partnership, enterprise, trust fund or unincorporated organization.

1.2	Exercise of Option

Party A or the Designee may notify Party C in writing and exercise its Option at any time via indicating the amounts and the way of purchase of the Equities to be acquired from Party C in accordance with the applicable PRC laws, regulations and rules.

1.3	Purchase Price

Upon exercise of the Option, Party A or the Designee shall purchase Party B’s Equities or any of its assets at such minimum prices as permitted by the PRC laws and regulations, and in case the minimum price is higher than the capital contribution by Party B as of the date of this Agreement, Party C shall return the price difference to Party A or the Designee in the way specified by Party A. Besides all of the above, the Parties hereto agree that Party C shall not obtain any interest or profit from selling the Equities in connection with any exercise of the Option by Party A or the Designee.

1.4	Transfer of the Equities

When exercising the Option under this Agreement:

1.4.1	Party C shall approve the resolution to transfer the Equities to Party A or the Designee (hereinafter referred to such Equities as the “Purchased Equities”).

1.4.2	The Parties shall execute the Equity Transfer Agreement in the form reasonably acceptable to Party A, stipulating all the terms and conditions in terms of the Purchased Equities.

1.4.3	The Parties shall, without any encumbrance, perform all such other contracts, agreements and documents, obtain all such governmental approvals, take all such actions to transfer the validly Purchased Equity to Party A or the Designee as necessary for Party A and the Designee to become the registered holder of the Purchased Equities. For the purpose of this Section 1.4.3, “encumbrance” means any mortgage, pledge, or any right and interest of any third party, any call option, right of acquisition, right of first refusal, right of setoff, retention of title or other security arrangement, other than the pledge under the Equity Pledge Agreement made and entered into on December 31, 2013.

1.5	Way of Payment

The way of payment for purchasing the Equities shall be decided through negotiation between Party A and Party C when exercising the Option in accordance with the applicable laws.

2	Representations in connection with the Equities

2.1	Party B’s Representations

Party B hereby makes the following representations and warranties:

2.1.1	Without prior written consent of Party A, the articles of association of Party B shall not be supplemented modified or renewed in any way, and the capital contribution of Party B shall not be increased or decreased, while the equity structure of Party B shall not be changed in any form.

2.1.2	Without prior written consent of Party A, following the execution of this Agreement, no asset, legal or beneficial business interest or income shall be sold, transferred, mortgaged or otherwise disposed, nor shall any encumbrance, approval for encumbrance or security be established on Party B’s assets.

2.1.3	Without prior written consent of Party A, no debt or guarantee shall be incurred, other than (1) any debt arising out of the daily business of Party B except those in connection with loan activities; and (2) debts that Party A has already been informed of.

2.1.4	Party B operates all the business normally, without causing any damage to the business of Party B and its asset value.

2.1.5	Without prior written consent of Party A, no material agreements shall be signed, other than those for daily business (in this Section 2.1.5, an agreement will be deemed as a material one if its amount is over RMB 100,000).

2.1.6	Without prior written consent of Party A, no loans or credit arrangements shall be provided to any other person or entity.

2.1.7	Party B provides all such business and financial information as requested by Party A.

2.1.8	Party B purchases and maintains the insurance coverage provided by the insurance company accepted by Party A, with same insurance amounts and categories as those held by the peer companies with the same asset size and in the same business with Party B.

2.1.9	Without prior written consent of Party A, no mergers, cooperation, acquisitions or investment shall be allowed.

2.1.10	Party B notifies Party A of any litigation, arbitration or administrative proceeding relating to the assets, business and revenue of Party B.

2.1.11	Party B signs all the proper and necessary documents, takes all the necessary and relevant measures, lodges any reasonable claim, so as to guarantee Party B’s the ownership of the assets it holds.

2.1.12	Without prior written consent of Party A, no distribution is allowed in any form, other than the distribution of dividends to the shareholder upon Party A’s request.

2.1.13	Party B appoints the staff designated by Party A to the managerial positions of Party B upon Party A’s request.

2.2	Party C’s Representations

Party C hereby individually and jointly and severally makes the representations and warranties as below:

2.2.1	Without prior written consent of Party A, following the execution of this Agreement, no asset, legal or beneficial equity interest shall be sold, transferred, mortgaged or otherwise disposed, nor shall any encumbrance be allowed, other than those set out under the Equity Pledge Agreement.

2.2.2	Without prior written consent of Party A, no shareholders’ resolution made at Party C’s meetings with an attempt to approve the sale, transfer, mortgage or disposal of any legal or beneficiary equity interest, or to allow any additional encumbrance shall be approved, endorsed or signed, other than those set out under the Equity Pledge Agreement, nor any change or assign of capital contribution is allowed.

2.2.3	Without prior written consent of Party A, no resolution proposed at Party C’s meetings with an attempt to approve any merger, cooperation, acquisition or investment by Party B shall be approved, endorsed or signed.

2.2.4	Party C notifies Party A of any existing or potential litigation, arbitration or administrative proceeding in connection with the Equities.

2.2.5	Party C procures that Party B’ board of directors will approve the transfer of the Purchased Equities under this Agreement.

2.2.6	Party C signs all such documents, takes all such measures, lodges all such claims and raises all such defenses as necessary or relevant to guarantee Party C’s ownership of the Equities it holds.

2.2.7	Party C appoints such persons as designated by Party A as the directors of Party B upon Party A’s request; and

2.2.8	Party C fully complies with this Agreement and other related agreements reached between Party A and Party B, perform all the obligations hereunder and thereunder without slacking in the execution while refraining from taking any activity that may affect the validity or enforceability of this Agreement and other related agreements.

3	Representations and Warranties

On the date of this Agreement and upon each exercise of the Option to transfer the Purchased Equity, Party B and Party C make the representations and warranties as below:

3.1	Party B or Party C has the power and capacity to sign and deliver this Agreement, perform the obligations hereunder and under the Equity Transfer Agreement upon each transfer. Once signed, this Agreement and each Equity Transfer Agreement will constitute the legal, valid, binding and enforceable obligations in accordance with the terms and conditions hereunder and thereunder.

3.2	The execution and performance of this Agreement and the Equity Transfer Agreement will not: (1) violate any PRC laws and regulations; (2) conflict with the articles of association or other constitutional documents of Party B; (3) lead to or result in any violation of the relevant agreements or documents, or create any binding obligation; (4) violate any consent or approved authorization, and or jeopardize the conditions upon which such consent and authorization remain effective; (5) lead to the suspension or cancellation of any consent or approval, or create any additional condition to such consent or approval.

3.3	Without the prior consent of Party A, Party B’s Equities shall not be transferred in part or in all, nor shall any security be established on the Equities by Party B or Party C, unless specified under the Equity Pledge Agreement.

3.4	Party B does not have any unsettled debt other than (1) debts arising from normal operations; and (2) debts that Party A has been informed of or debts incurred with Party A’s written consent.

3.5	Party B abides by all the applicable PRC laws and regulations applicable to this Agreement.

3.6	There is no pending or ongoing litigation, arbitration, or administrative proceeding relating to Party B or its assets or equities. To the best knowledge of Party B and Party C, there is no pending or threatening claim; and

3.7	There is no encumbrance on the Equities held by Party C other than the security under the Equity Pledge Agreement.

4	Assignment of Agreement

4.1	Party B and Party C shall not assign their rights and obligations under this Agreement to any third party without the prior written consent of Party A.

4.2	Each of Party B and Party C hereby agrees that Party A shall have the right to assign all of its rights and obligations under this Agreement, to any third party, provided that Party A delivers a written notice to Party B and Party C prior to such assignment without any requirement for any further consent from Party B and Party C.

5	Effectiveness and Term

5.1	This Agreement shall be effective upon the date set out on the first page.

5.2	Within the term of this Agreement, this Agreement may not be terminated early by Party B or Party C, nor terminated early by Party A without good reason.

6	Governing Laws and Dispute Resolution

6.1	Governing Laws

The execution, validity, interpretation and performance of this Agreement and the disputes resolution under this Agreement shall be governed by the laws of PRC.

6.2	Dispute Resolution

Any dispute arising out of interpretation and performance hereof shall be settled through friendly negotiation by the Parties hereto. If the Parties hereto fail to settle the said dispute in 30 days, any party may file the said dispute with China International Economic and Trade Arbitration Commission (the “Commission”) for arbitration according to the arbitration rules set out by the Commission. The place of arbitration is Shanghai and arbitration language is Chinese. The arbitration award is final and binding on the Parties hereto.

7	Taxes and Fees

The Parties shall bear all the registration taxes, costs and expenditures arising from the preparation, execution and completion of this Agreement and all the Equity Transfer Agreements in accordance with PRC laws.

8	Notice

All the notices or information relating to this Agreement sent by either party shall be written in Chinese and English and be sent out in the following ways: personal delivery, registered letter, pre-paid post, urgent mail by courier or image fax to the address of the relevant parties, the address set out below, other address or other specified address of the relevant parties. The following principles shall be followed in deciding the date of arrival of such notices: (1) the date of notice shall be the date of delivery in case of personal delivery; (2) the date of notice shall be the tenth day following the day on which the notice is sent by pre-paid air mail (as indicated by postmark), or the fourth day following the day on which the notice is sent by an internationally recognized urgent mail courier service provider; (3) the date of notice shall be the receipt time as shown on the transmission verification report in case of fax.

Party A: Zhejiang Hailiang Education Consulting and Services Co., Ltd.
Address: Xilin Road, Diankou Town, Zhuji City, Zhejiang
Fax: 0575-87062008
Telephone: 0575-87063555
Attention: Hu Jun

Party B: Zhejiang Hailiang Education Investment Co., Ltd.
Address: Room 505, Hailiang Business Hotel, Diankou Town, Zhuji City, Zhejiang;
Fax: 0575-87069031
Telephone: 0575-88797955
Attention: Qian Zhiqiang

Party C: Feng Hailiang
Address: No.382, Jiefang Road, Diankou Town, Zhuji City, Zhejiang.
Fax: 0575-87069027
Telephone: 0575-87069027

9	Confidentiality

The Parties hereto undertake and acknowledge that all the oral or written information is confidential and the Parties shall ensure the confidentiality of such information. None of the Parties shall provide the confidential information to any third party without prior written consent of the other parties unless:

(a)	such information has been made public disclosure.

(b)	such information is disclosed as required by the applicable laws and regulations or rules of stock exchanges.

(c)	such information is properly disclosed to legal counsels and financial consultants retained by the Parties, provided the counsels and the consultants shall comply with the confidentiality requirements set out in this section. Any disclosure of confidential information by an employee or agent of any Party shall be deemed as disclosure of such information by such Party, and such Party shall be liable for breaching the confidentiality obligations. This section shall survive in case that any term under this Agreement is modified, abolished, terminated, or deemed as void or unenforceable for any reason.

10	Further Warranties

The Parties agree to sign all the necessary documents and take all the reasonable actions to perform this Agreement.

11	Miscellaneous

11.1	Amendment, Modification and Supplement of Agreement

Any amendment and supplement to this Agreement shall be duly executed by each Party before it takes effect.

11.2	Entirety of Agreement

Notwithstanding the provisions set out in Section 5,, the Parties acknowledge that this Agreement constitutes the entire agreement of the Parties with respect to the subject matters herein, and supersedes and replaces all prior or contemporaneous agreements and understandings in oral or written form.

11.3	Severability

If any provision of this Agreement is invalid or unenforceable according to relevant PRC laws, such a provision shall be deemed invalid under the applicable PRC laws and regulations only, while the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way .The Parties shall, through negotiations in good faith, replace such invalid, illegal or non-enforceable provision with valid provision so that any substituted provision may bring the similar economic effects as those intended by the invalid, illegal or non-enforceable provision.

11.4	Headings

The headings contained in this Agreement are for the convenience of reference only and shall not in any other way affect the interpretation and explanation of the provisions of this Agreement.

11.5	Language and Counterparts

This Agreement shall be signed in Chinese in triplicates with each party hereto holding one copy. Each copy shall have the same legal effect.

11.6	Successor

This Agreement shall be binding on each Party’s successors or transferees accepted by the Parties.

11.7	Survival

Notwithstanding the expiration of this Agreement or any item resulting in its termination, the Parties shall continue to perform their obligations hereunder. Following the termination of this Agreement, Section 6, Section 8, Section 9 and Section 11.7 shall remain effective.

11.8	Waiver

With written consent of the Parties, one party may waive provisions stipulated hereunder. One party waiving its rights in connection with the default by other parties in some case shall not be deemed as the waiver of such party granted in similar circumstances.

(Signature page below)

(SIGNATURE PAGE)

IN WITNESS WHEREOF, this Agreement is duly executed and sealed by the Parties or its legal representatives.

Party A: Zhejiang Hailiang Education Consulting and Services Co., Ltd.

Seal of Zhejiang Hailiang Education Consulting and Services Co., Ltd. affixed.

Legal Representative/Authorized Person:	/s/ Feng Hailiang
Feng Hailiang

Date: December 31, 2013

Party B: Zhejiang Hailiang Education Investment Co., Ltd.

Seal of Zhejiang Hailiang Education Investment Co., Ltd. affixed.

Legal Representative/Authorized Person:	/s/ Feng Hailiang
Feng Hailiang

Date: December 31, 2013

Party C:	/s/ Feng Hailiang
Feng Hailiang

Date: December 31, 2013